AMENDMENT NO. 17

TO

SECOND AMENDED AND RESTATED

MASTER ADMINISTRATIVE SERVICES AGREEMENT

This Amendment dated as of May 15, 2020, amends the Second Amended and Restated Master Administrative Services Agreement (the "Agreement"), dated July 1, 2006, by and between Invesco Advisers, Inc., a Delaware corporation, and AIM Growth Series (Invesco Growth Series), a Delaware statutory trust, is hereby amended as follows:

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Agreement to (i) reflect that the administrative services fee paid under the Agreement for Invesco Quality Income Fund may not be increased above a specified cap unless such increase is approved by a majority of the Fund's outstanding voting securities or the Fund concurrently enters into a contractual arrangement with the Administrator to waive the increased amount (ii) remove Invesco Mid Cap Core Equity Fund, Invesco International Allocation Fund and Invesco Moderate Allocation Fund (iii) change the name of Invesco Conservative Allocation Fund to Invesco Select Risk: Moderately Conservative Investor Fund, Invesco Growth Allocation Fund to Invesco Select Risk: Growth Investor Fund, Invesco Oppenheimer Portfolio Series: Active Allocation Fund to Invesco Active Allocation Fund, Invesco Oppenheimer Portfolio Series: Conservative Investor Fund to Invesco Select Risk: Conservative Investor Fund, Invesco Oppenheimer Portfolio Series: Growth Investor Fund to Invesco Select Risk: High Growth Investor Fund and Invesco Oppenheimer Portfolio Series: Moderate Investor Fund to Invesco Select Risk: Moderate Investor Fund;

NOW, THEREFORE, the parties agree that:

1.Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

"APPENDIX A

TO

SECOND AMENDED AND RESTATED

MASTER ADMINISTRATIVE SERVICES AGREEMENT

OF

AIM GROWTH SERIES (INVESCO GROWTH SERIES)

	Effective Date of	Advisory/Administrative
Portfolios	Agreement	Services Fee Limit
Invesco Balanced-Risk Retirement Now Fund	January 31, 2007	N/A
Invesco Balanced-Risk Retirement 2020 Fund	January 31, 2007
Invesco Balanced-Risk Retirement 2030 Fund	January 31, 2007	N/A
Invesco Balanced-Risk Retirement 2040 Fund	January 31, 2007	N/A
Invesco Balanced-Risk Retirement 2050 Fund	January 31, 2007	N/A
Invesco Convertible Securities Fund	February 12, 2010	N/A
Invesco Global Low Volatility Equity Yield Fund	November 4, 2003	N/A
Invesco Select Risk: Growth Investor Fund	April 30, 2004	N/A
Invesco Income Allocation Fund	October 31, 2005	N/A
Invesco Oppenheimer International Diversified Fund	May 24, 2019	N/A

Invesco Oppenheimer Main Street Mid Cap Fund®	May 24, 2019	N/A
Invesco Oppenheimer Main Street Small Cap Fund®	May 24, 2019	N/A
Invesco Oppenheimer Master Event-Linked Bond Fund	May 24, 2019	N/A
Invesco Active Allocation Fund	May 24, 2019	N/A
Invesco Select Risk: Conservative Investor Fund	May 24, 2019	N/A
Invesco Select Risk: High Growth Investor Fund	May 24, 2019	N/A
Invesco Select Risk: Moderate Investor Fund	May 24, 2019	N/A
Invesco Select Risk: Moderately Conservative Investor	April 29, 2005	N/A
Fund
Invesco Small Cap Growth Fund	September 11, 2000	N/A
Invesco Peak Retirement™ 2015 Fund	December 18, 2017	N/A
Invesco Peak Retirement™ 2020 Fund	December 18, 2017	N/A
Invesco Peak Retirement™ 2025 Fund	December 18, 2017	N/A
Invesco Peak Retirement™ 2030 Fund	December 18, 2017	N/A
Invesco Peak Retirement™ 2035 Fund	December 18, 2017	N/A
Invesco Peak Retirement™ 2040 Fund	December 18, 2017	N/A
Invesco Peak Retirement™ 2045 Fund	December 18, 2017	N/A
Invesco Peak Retirement™ 2050 Fund	December 18, 2017	N/A
Invesco Peak Retirement™ 2055 Fund	December 18, 2017	N/A
Invesco Peak Retirement™ 2060 Fund	December 18, 2017	N/A
Invesco Peak Retirement™ 2065 Fund	December 18, 2017	N/A
Invesco Peak Retirement™ Now Fund	December 18, 2017	N/A
Invesco Quality Income Fund***	February 12, 2010	0.50% of the first $100M
0.45% of the next $150M
0.43% of the next $250M
0.40% of the next $4.5B
0.38% of the excess over
$5B

The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*	Invesco Fund Complex Net Assets**
0.0175%	First $100 billion
0.0150%	Next $100 billion
0.0135%	Next $100 billion
0.0125%	Next $100 billion
0.010%	Over $400 billion

*The fee will be paid monthly at 1/12 of the annualized effective fee rate based on the average assets under management of the Invesco Fund Complex Net Assets of the prior month not to exceed 0.0140% through June 30, 2019.

**Invesco Fund Complex Net Assets means the aggregate monthly net assets of each mutual fund and closed- end fund in the Invesco Fund complex overseen by the Invesco Funds Board.

***The administrative services fee paid under this Agreement may not be increased so that the combined advisory fee paid under the Advisory Agreement plus the administrative services fee paid under this Agreement exceeds the "Advisory/Administrative Services Fee Limit" in the table above unless such increase is approved by a majority of the Fund's outstanding voting securities or the Fund concurrently enters into a contractual arrangement with IAI to waive the increased amount, provided that such contractual arrangement can only be eliminated by approval of a majority of the

Fund's outstanding voting securities.

****The administrative services fee paid under this Agreement by the Fund may not be reduced below 0.010% unless the Fund receives approval of a majority of its outstanding voting securities to amend its Advisory Agreement to increase the advisory fee or remove the provision stating that 'The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco."

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

INVESCO ADVISERS, INC.
Attest:	By:
Assistant Secretary	Jeffrey H. Kupor
Senior Vice President & Secretary
AIM GROWTH SERIES
(INVESCO GROWTH SERIES)
Attest:	By:
Assistant Secretary	Jeffrey H. Kupor
Secretary, Senior Vice President and
Chief Legal Officer

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